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                                                                 EXHIBIT 10.4(b)


                               HOWMET CORPORATION

                       RETIREMENT INCOME MAKE-UP PLAN "B"

                               AMENDED & RESTATED
                           EFFECTIVE JANUARY 1, 1996


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SECTION 1.  INTRODUCTION AND BACKGROUND.

          Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of annual compensation that may be taken into account with respect to an individual under a tax-qualified retirement plan. Pechiney Corporation adopted this Retirement Income Make Up-Plan "B" (the "Plan") primarily for the purpose of providing unfunded deferred compensation to a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The purpose of the Plan was to provide participants and beneficiaries under the Pechiney Corporation and Howmet Corporation Salaried Employees' Savings Plan (the "Savings Plan") and under Part IX of the Howmet Combined Pension Plan (the "Combined Plan") with that part of their retirement benefits that would have been provided under those plans but for the limitations imposed by section 401(a)(17) and certain other provisions of the Code.
Pechiney Corporation also adopted Retirement Income Make-Up Plan "A" ("Plan A") to provide participants and beneficiaries under the Savings Plan and under Part IX of the Combined Plan with that part of their retirement benefits that would have been provided under those plans but for the limitations imposed by Section 415 of the Code.

          A large number of changes have occurred in the intervening years since this Plan and Plan A were adopted. In January 1991, the Combined Plan was amended to add a new Part IX-A thereto to cover the future service of employees previously covered under Part IX of that plan. In December 1995, Blade Acquisition Corp. acquired 100 percent of the stock of Pechiney Corporation, the immediate parent and sole shareholder of Howmet Corporation (the "Change in Ownership"). In connection with the Change in Ownership, Pechiney Corporation changed its name to Howmet Holdings Corporation, sponsorship of the Combined Plan was transferred to an affiliate of the seller, benefits under Parts IX and IX-A of the Combined Plan were frozen (subject to certain limited exceptions), and Howmet Corporation established the Howmet Corporation Salaried Employees' Pension Plan (the "Pension Plan") as a "mirror wrap-around" plan to provide those benefits that would have been provided to participants and beneficiaries under Parts IX and IX-A of the Combined Plan had those Parts not been frozen in connection with the Change in Ownership.

          Howmet Holding Corporation and Howmet Corporation have caused this instrument to be adopted as an amendment and restatement of the Plan, effective as of January 1, 1996. The purposes of the amendment and restatement are (1) to reflect the intervening changes in the names of the employers and plans referenced in the Plan, (2) to reflect the fact that participants' tax-qualified pension benefits will now be paid partly out of the new Pension Plan and partly out of the now frozen Parts IX and IX-A of the Combined Plan, (3) to transfer principal sponsorship of the Plan from Howmet Holdings Corporation to Howmet Corporation, and (4) to limit the scope of this Plan to the provision of benefits that
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HOWMET CORPORATION                                                        PAGE 2
RETIREMENT INCOME MAKE-UP PLAN "B"                               JANUARY 1, 1996
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participants and beneficiaries cannot otherwise receive under the Pension Plan and Parts IX and IX-A of the Combined Plan because of the limitations imposed by section 401(a)(17) of the Code.

SECTION 2.  OPERATION AND ADMINISTRATION.

          The Plan shall be operated under the direction of the Board of Directors of the Howmet Corporation and shall be administered by the Vice President-Human Resources of Howmet Corporation or his designee (the "Plan Administrator") in a manner consistent with the operation and administration of the Pension Plan. The Plan Administrator's decision in any matter involving the interpretation and application of this Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representatives. For this purpose, the Plan Administrator shall have the discretionary power to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions.

SECTION 3.  ELIGIBILITY.

          All participants and beneficiaries under the Pension Plan and under Parts IX and IX-A of the Combined Plan whose retirement benefits under either plan are limited, directly or indirectly, by the provisions of section 401(a)(17) of the Code, or by the provisions in those plans that implement that section (together, the "Section 401(a)(17) Limits"), shall receive benefits pursuant to this Plan. In no event shall a participant or beneficiary be eligible for, or receive, a benefit under this Plan that is not based upon a benefit under the Pension Plan or under Part IX or IX-A of the Combined Plan to which such participant or beneficiary is entitled.

SECTION 4.  AMOUNT OF BENEFIT.

          The benefit that Howmet Corporation and the other participating employers in the Pension Plan shall pay to a participant or beneficiary under this Plan shall equal the excess, if any, of (a) over (b), where:

          (a) is the sum of the benefits that would have been received by such participant or beneficiary under the Pension Plan and Parts IX and IX-A of the Combined Plan, if the Section 415 Limits did not and never had applied to either plan, and

          (b) is the sum of the benefits that actually are receivable by such participant or beneficiary under Plan A, the Pension Plan and Parts IX and IX-A of the Combined Plan, taking into account the Section 415 Limits and the Section 401(a)(17) Limits (and any other limits that apply under such plans).

SECTION 5.  FORM AND TIMING OF BENEFITS.




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HOWMET CORPORATION                                                        PAGE 3
RETIREMENT INCOME MAKE-UP PLAN "B"                               JANUARY 1, 1996
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     (a) The time and form of payment of benefits to a participant or beneficiary under this Plan shall be the same as the time and form of payment of benefits that the participant or beneficiary receives under the Pension Plan.

     (b) The Plan Administrator may make any appropriate arrangements for the deduction from all amounts provided under this Plan (or from cash compensation or other sources, if the amounts provided under this Plan are subject to tax before they are paid) of any taxes or other amounts required to be withheld by any government or government agency. The participant or beneficiary shall bear the employee portion of all taxes on amounts provided under this Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

SECTION 6.  NON-DUPLICATION AND FORFEITURE.

     (a) To the extent a benefit could be provided under the terms of Plan B as well as under the terms of this Plan (without regard to this subsection (a)), the benefit shall be provided solely under this Plan.


     (b) Subject to the right of the Corporation to amend or discontinue this Plan, as provided in Section 9 below, a participant or beneficiary shall have a nonforfeitable interest in benefits payable under this Plan to the same extent as he has a nonforfeitable right to the benefits to which they relate under the Pension Plan or Parts IX and IX-A of the Combined Plan. However, amounts otherwise payable under this Plan to a participant shall be forfeited to the extent that the participant engages in willful misconduct or gross negligence in the performance of his duties, where such conduct is detrimental to the interests of Howmet Corporation or any of its affiliates, as determined by the Plan Administrator in his sole discretion, before the participant's retirement.

SECTION 7.  NO FUNDING.

          Benefits under this Plan shall be paid from the general assets of Howmet Corporation and the other participating employers in the Pension Plan. This Plan shall be administered as an unfunded plan of deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of ERISA, which is not intended to meet the qualification requirements of section 401 of the Code. No participant or beneficiary shall be entitled to receive any payment for benefits under this Plan from the qualified trusts maintained for the Pension Plan or the Combined Plan. Participation in this Plan shall not create, in favor of any participant or beneficiary, any interest in or lien against any of the assets of Howmet Corporation or the other participating employers in the Pension Plan. The promise of Howmet Corporation and the other participating employers to pay benefits hereunder shall at all times remain unfunded as to the participant or beneficiary, whose rights hereunder shall be limited to those of a general and unsecured creditor.

SECTION 8.  DEFINITIONS.




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HOWMET CORPORATION                                                        PAGE 4
RETIREMENT INCOME MAKE-UP PLAN "B"                               JANUARY 1, 1996
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          Except to the extent otherwise provided herein, all terms under this
Plan shall have the same meaning as they have under the Pension Plan or under Parts IX and IX-A of the Combined Plan, as the case may be. References to the Combined Plan shall include a reference to any successor plan thereto.

SECTION 9.  AMENDMENT AND DISCONTINUANCE.

          Howmet Corporation expects to continue the Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. Any amendment or discontinuance of the Plan shall be adopted by action of the Board of Directors of Howmet Corporation or its designee. Such action may be taken on a retroactive or prospective basis, with or without notice, on a group or individual basis, as this Board of Directors or its designee determines in its sole discretion. Notwithstanding the preceding provisions of this Section, no amendment or discontinuance of the Plan shall deprive a participant or beneficiary of any benefits or rights earned or accrued hereunder before the later of the effective date or the adoption date thereof, except to the extent such benefits or rights are provided for by other means.

SECTION 10.  SPECIAL AGREEMENTS.

          To the extent Howmet Corporation or any of the other participating employers in the Pension Plan has entered into a special agreement or arrangement with a participant with respect to providing him with benefits substantially equivalent to or better than those provided hereunder (as determined by the Plan Administrator in his sole discretion), this Plan shall be deemed to have been superseded by such special agreement or arrangement in his case.

SECTION 11.  SUCCESSORS.

          The provisions of this Plan shall bind the parties hereto and their successors and assigns and shall inure to their benefit. The term successors as used herein with respect to Howmet Corporation or any other participating employer in the Pension Plan shall include any corporation or other business entity that shall, whether by merger, consolidation, purchase, or otherwise, acquire all or a substantial portion of the business and assets of Howmet Corporation or such other employer, or that portion of its business in which the relevant participant is employed.
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HOWMET CORPORATION                                                        PAGE 5
RETIREMENT INCOME MAKE-UP PLAN "B"                               JANUARY 1, 1996
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SECTION 12.  MISCELLANEOUS.

    (a) The expenses incident to the operation of the Plan, including the compensation of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid directly by Howmet Corporation.

    (b) Nothing contained herein shall be deemed to give any employee the right to be retained in the service of Howmet Corporation or any of its affiliates or to interfere with the right of Howmet Corporation and its affiliates to discharge any employee at any time without regard to the effect that such discharge might have upon the employee under this Plan.

    (c) A participant's or beneficiary's rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance.

     (d) Any masculine terminology herein shall also include the feminine and neuter, except when otherwise indicated by the context.

     (e) This Plan shall be construed, administered, and regulated in accordance with the laws of the State of New York, except to the extent that such laws are preempted by federal law.

SECTION 13.  EFFECTIVE DATE.

          The Plan, as amended and restated herein, shall apply to all benefits payable under the Plan on or after January 1, 1996.